Exhibit 10.29

SUBLEASE

THIS SUBLEASE (the “Sublease”) is made as of the 6th day of October, 2021 (the “Effective Date”), by and between HUBSPOT, INC., a Delaware corporation (“Sublandlord”), and CARGURUS, INC., a Delaware corporation (“Subtenant”).

RECITALS

1.
Sublandlord is the Tenant under that certain Lease with Two Canal Park Massachusetts, LLC, as Landlord (“Master Landlord”), dated April 21, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated August 10, 2016, Second Amendment to Lease dated March 12, 2018, Third Amendment to Lease dated December 2, 2019, Fourth Amendment to Lease dated January 6, 2020, and Fifth Amendment to Lease dated July 2, 2021 (the “Fifth Amendment”)(collectively, the “Amendments”), together with the Original Lease, the “Master Lease”), a copy of which is attached hereto as Exhibit A, of certain premises consisting of approximately: (i) 17,358 rentable square feet on the first (1st) floor; (ii) approximately 50,602 rentable square feet on the second (2nd) floor; (iii) approximately 48,047 rentable square feet on the third (3rd) floor; (iv) approximately 48,059 rentable square feet on the fourth (4th) floor; and (v) approximately 41,201 rentable square feet on the fifth (5th) floor for a total of approximately 205,267 rentable square feet (the “Premises”) in the building (the “Building”) commonly known as Two Canal Park, Cambridge, Massachusetts 02141 and more particularly described in the Master Lease. Any capitalized terms used herein but not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease.
2.
Subtenant wishes to sublease from Sublandlord and Sublandlord wishes to sublease to Subtenant a portion of the Premises consisting of approximately 48,059 rentable square feet located on the fourth (4th) floor of the Building and substantially as shown on Exhibit B attached hereto (the “Subleased Premises”), subject to the terms and conditions of this Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

a.
Demise. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises, together with the right to use, in common with others entitled thereto, the common areas of the Building under the Master Lease necessary or appropriate to Subtenant’s use of the Subleased Premises, subject to the terms of the Master Lease and any rules and regulations established from time to time by Master Landlord or Sublandlord with respect to the use of such common areas, including, without limitation, rules and regulations relating to face-coverings and other safety measures relating to COVID-19.
b.
Condition of Subleased Premises. The parties acknowledge that Subtenant is currently in occupancy of the Subleased Premises, has inspected the same and the Building and is fully familiar with the physical condition thereof, and Subtenant agrees to accept the Subleased Premises in its “AS IS” condition as of the Sublease Commencement Date (as hereinafter defined), with all faults and without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Subleased Premises for Subtenant’s occupancy. Subtenant acknowledges that, except as expressly set forth in this Sublease, no representations have been made to Subtenant with respect to the condition of the Subleased Premises. Sublandlord has made no warranty or representation, express or implied, as to the fitness and availability of the Subleased Premises for any particular use.
c.
Sublease Term. The term of this Sublease (the “Sublease Term”) shall commence on December 1, 2022 (the “Sublease Commencement Date”) and shall expire on November 30, 2023 (the “Sublease Expiration Date”), unless earlier terminated in accordance with this Sublease.
d.
Yearly Rent. Beginning on the Fourth Floor Premises Rent Commencement Date (as defined in the Fifth Amendment to the Master Landlord Lease) through November 30, 2023, Subtenant shall pay yearly rent (“Yearly Rent”) to Sublandlord at an annual rate of Eighty-Two and 00/100 Dollars ($82.00) per rentable square foot in equal monthly installments of Three Hundred Twenty-Eight Thousand Four Hundred Three and 17/100 Dollars ($328,403.17) in advance without demand on the first day of each calendar month during the Sublease Term. All such payments shall be paid to Sublandlord without deduction, offset, abatement, notice or demand, at Sublandlord’s address set forth above, or at such other place as Sublandlord shall from time to time designate in writing to Subtenant, in lawful currency of the United States. Rent shall be prorated for any partial calendar month during the Term.
e.
Subtenant’s Proportionate Share. For purposes of the Sublease, “Subtenant’s Proportionate Share” shall be equal to 100% representing the ratio of the rentable area of the Subleased Premises to the entire rentable area of the Premises on the 4th floor of the Building.
f.
Additional Rent. Beginning on the Fourth Floor Premises Rent Commencement Date, Subtenant shall pay Subtenant’s Proportionate Share of (a) all Operating Costs and Tax Excess assessed or charged to Sublandlord pursuant to Article 9 of the Master Landlord Lease (as amended by Section 10 and Section 11 of the Fifth Amendment to the Master Landlord Lease) with respect to the Fourth Floor Premises (as defined in the Fifth Amendment to the Master Landlord Lease), (b) all other additional rent or charges payable by Sublandlord under the Master Landlord Lease and attributable to the Subleased Premises (collectively, “Additional Rent”). Subtenant shall pay directly and on time all billings for all telephone, electricity used in the Subleased Premises that are separately metered or submetered and either billed directly to the Subleased Premises by the utility company or billed by Master Landlord and allocable to the Subleased Premises based upon the usage shown on the submeters for the Subleased Premises.
g.
Access. Subtenant acknowledges and agrees that Master Landlord is responsible for the access control or other system for limiting and security access to the Building and Subtenant shall be responsible for maintaining any access control or other system for limiting and securing access to the Subleased Premises and Sublandlord shall have no obligation to Subtenant to provide any access system or other security to the Subleased Premises. Notwithstanding the foregoing, Subtenant shall provide an access card and/or key to each of Sublandlord and Master Landlord solely for the purpose that Sublandlord and Master Landlord may exercise the rights afforded to each of them under this Sublease (by incorporation) and the Master Lease.
h.
Late Charges. If Subtenant fails to pay any installment of Yearly Rent or Additional Rent on or before its due date, Subtenant shall pay to Sublandlord the interest and administrative fees payable under Article 6 of the Master Lease for such outstanding amount, provided, however, that Sublandlord agrees to waive the administrative fees and interest charges for the first (1st) occasion, if any, in any twelve (12)-month period, if such unpaid amounts are paid within five (5) business days after written notice from Sublandlord that such amounts are delinquent. Such administrative fees and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Yearly Rent due under this Sublease.
i.
Incorporation of Master Lease by Reference. Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in this Section 9, all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” as used in the Master Lease shall refer to Sublandlord, except in Articles 8, 10, 18, and 23 and Section 29.4 and Section 29.7 where “Landlord” will continue to refer to Master Landlord; (iii) the term “Tenant” as used in the Master Lease shall refer to Subtenant; (iv) the term “Term” as used in the Master Lease shall refer to the Sublease Term defined herein; (v) the term “Premises” as used in the Master Lease shall refer to the Subleased Premises; and (vi) the term “Tenant’s Proportionate Share” as used in the Master Lease shall refer to Subtenant’s proportionate share. In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant.
i.
The following provisions of the Master Lease are expressly not incorporated into this Sublease: Articles 3, 4 and 7, the last paragraph of Article 12, Sections 9.7, 15.2, 15.3A, 26(b), 29.3, 29.11, 29.16, 29.17, 29.18, 29.19, 29.20, 29.21, and 29.22, Exhibits 2, 5, 6, 7, 8 and 11, the Amendments, and the following defined terms contained in Exhibit 1, and any references made thereto: “Commencement Date”, “Estimated Commencement Date”, “Rent Commencement Date”, “Expiration Date”, “Yearly Rent”, “Security Deposit”, “Tenant’s Proportionate Share”, “Broker”, and “Parking”.
ii.
Notwithstanding the incorporation of Section 29.12 of the Lease, Subtenant will only have the right to use and obligation to pay for thirty (30) Parking Passes during the Sublease Term.
iii.
Master Landlord shall have all the same rights and remedies with respect to the Subleased Premises as Master Landlord has with respect thereto under the Master Lease. This Sublease is expressly subject and subordinate to any mortgages or deeds of trust to which the Master Lease is now or hereafter subject and subordinate pursuant to Article 24 of the Master Lease without the requirement of delivering any so-called non-disturbance agreement to Subtenant.
iv.
Without limiting any other term or provision of this Sublease, Subtenant shall not have the right to exercise any rights or options, if any, set forth in the Master Lease to extend or renew the term, to expand the Premises or lease any expansion space, or to terminate the Sublease earlier than the Sublease Expiration Date. Subtenant shall have no right to audit Master Landlord’s records pursuant to Section 9.7 of the Master Lease nor to request that Master Landlord seek an abatement of real estate taxes.
v.
All rights of termination, if any, of the Tenant set forth in Article 18 of the Master Lease entitled “Damage By Fire, Etc.” and Article 20 of the Master Lease entitled “Condemnation – Eminent Domain” are reserved to Sublandlord, to be exercised or waived in its sole discretion. Notwithstanding the foregoing, in the event of any casualty or condemnation pursuant to Article 18 or Article 20 of the Master Lease affecting the Subleased Premises under circumstances which, under the Master Lease, entitle Sublandlord to terminate the Master Lease, Subtenant may give written notice to Sublandlord at least five (5) Business Days prior to the date under Article 18 or Article 20 of the Master Lease by which Sublandlord must notify Master Landlord of Sublandlord’s intention to exercise its termination right, requesting that Sublandlord exercise such termination right. If, after receipt of Subtenant’s request, Sublandlord exercises its right to terminate the Master Lease pursuant and consistent with the provisions of Article 18 or Article 20 of the Master Lease, this Sublease shall automatically terminate on the date the Master Lease so terminates. If, after receipt of Subtenant’s request, Sublandlord does not exercise its right under Article 18 or Article 20 to terminate the Master Lease, this Sublease shall nevertheless terminate thirty (30) days after Sublandlord’s receipt of Subtenant’s request. In addition, if a casualty or other damage to the Subleased Premises shall occur that will materially adversely affect Subtenant’s ability to use and occupy the Sublease Premises during the final four (4) months of the Sublease Term, Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord. Sublandlord shall provide Subtenant with a copy of any notice received from Master Landlord under Article 20 promptly following Sublandlord’s receipt thereof.
vi.
Notwithstanding the incorporation of Section 8.8 of the Master Lease, Sublandlord shall have no liability to Subtenant or any other party on account of any Service Interruption and Subtenant’s right to abate the rent payable under this Sublease shall be conditioned upon and limited to the amount of rent that Sublandlord is entitled to abate under the Master Lease with respect to the Subleased Premises.
vii.
Notwithstanding the incorporation of Article 27 of the Master Lease, all notices hereunder shall be delivered to the addresses set forth herein and otherwise in accordance with Section 19 of this Sublease.
j.
Permitted Use. Subtenant shall use the Subleased Premises solely for the uses specified in Section 6.1 of the Master Lease in accordance with all the terms, conditions, restrictions, covenants and other provisions of the Master Lease, and not for any other uses.
k.
Signs. Sublandlord shall request the consent of Master Landlord for Subtenant to continue to include Subtenant’s name on any currently existing building signage. Any changes, replacements or additions by Subtenant to such directory or directories shall be at Subtenant’s sole cost and expense.
l.
Covenants of the Parties.
i.
With respect to the Subleased Premises, Subtenant covenants and agrees to assume, perform and observe all the terms, covenants and conditions required to be performed by Sublandlord, as Tenant under the Master Lease except to the extent such terms, covenants and conditions conflict with the terms of this Sublease in which event the terms of the Sublease shall control and specifically excluding the obligations to pay rent, which obligation shall be governed by the terms of this Sublease. Subtenant further agrees that Subtenant’s performance of all such obligations shall be performed by Subtenant for the benefit of Sublandlord as well as for the benefit of Master Landlord, and that Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights and benefits provided to Master Landlord by the Master Lease.

ii.
Subtenant covenants and agrees that this Sublease is expressly made subject and subordinate in all respects to (i) the Master Lease and to all of its terms, covenants and conditions (including without limitation those provisions not incorporated herein by reference, as set forth in Section 9 of this Sublease); and (ii) any and all matters to which the tenancy of Sublandlord, as tenant under the Master Lease, is or may be subordinate. Subtenant shall not do, or permit or suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees which is prohibited by the Master Lease, or which would constitute a violation or default thereunder, or result in a forfeiture or termination of the Master Lease or render Sublandlord liable for damages, fines, penalties, costs or expenses under the Master Lease. Unless otherwise agreed to by the applicable parties in writing, in the event that the Master Lease expires or terminates during the Sublease Term for any reason, this Sublease shall terminate on the date of such expiration or termination of the Master Lease, with the same force and effect as if such expiration or termination date had been specified in this Sublease as the Sublease Expiration Date and Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination, except to the extent that such expiration or termination is attributable to Sublandlord’s default under the Master Lease, or a voluntary act or omission by Sublandlord.
iii.
As long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Subleased Premises, to the benefit of Master Landlord’s obligations and agreements to furnish utilities and other services to the Subleased Premises and to repair and maintain the common areas, roof, building systems and all other obligations of Master Landlord under the Master Lease. Notwithstanding anything provided herein or the Master Lease to the contrary, Subtenant covenants and agrees that Sublandlord shall not be obligated to furnish any services or utilities of any nature whatsoever or be responsible for the performance of any of Master Landlord’s obligations under the Master Lease, and shall not be liable in damages or otherwise for any negligence of Master Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Master Landlord, or any default by Master Landlord in the performance of its obligations under the Master Lease, nor shall any such action, failure to act, or default by Master Landlord constitute a constructive eviction or default by Sublandlord hereunder. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublandlord shall not be bound by and expressly does not make any of the indemnifications, representations or warranties, if any, made by Master Landlord under the Master Lease. If Master Landlord shall default in the performance of its obligations under the Master Lease with respect to the Subleased Premises, Sublandlord, upon receipt of written notice thereof from Subtenant, shall use commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease and to enforce the terms thereof, provided such commercially reasonable efforts shall not require Sublandlord to expend any money to cause Master Landlord to perform its obligations under the Master Lease unless Subtenant shall reimburse Sublandlord for any costs incurred by Sublandlord, including, without limitation, reasonable attorneys’ fees.
iv.
Except as expressly provided in this Sublease, including, without limitation, Section 15(b)(ii) below, Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Master Landlord of any of the rights reserved to Master Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder. Subtenant’s obligations to pay Yearly Rent, Additional Rent and any other charges due under this Sublease shall not be reduced or abated in the event that Master Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation of Master Landlord under the Master Lease, except if and only to the extent that Sublandlord’s obligation to pay Yearly Rent, Additional Rent and other charges under the Master Lease with respect to the Subleased Premises is actually abated as a result of Master Landlord’s failure.
v.
In all provisions of the Master Lease requiring the approval or consent of, or notice to, Master Landlord, Subtenant shall be required to obtain the approval or consent of, or provide notice to, both Master Landlord and Sublandlord. If Sublandlord’s consent shall be required under the terms of this Sublease, Sublandlord shall not be deemed to be unreasonable in withholding such consent if Master Landlord withholds its consent thereto (unless Sublandlord’s default or other action is the sole cause of Master Landlord’s withholding of consent and Sublandlord’s giving of its consent will not be a breach or default under the Master Lease) and Sublandlord shall have no liability to Subtenant for any loss, damage or injury in the event that Master Landlord withholds its consent.
vi.
Sublandlord covenants that, subject to the terms and conditions of the Master Lease and this Sublease, if and so long as Subtenant keeps and performs each term and condition herein contained on its part to be kept and performed, Subtenant shall not be disturbed in the enjoyment of the Subleased Premises by Sublandlord or by anyone claiming by, through or under Sublandlord.
vii.
Whenever a notice is given or received pursuant to the Master Lease by or to Sublandlord or Subtenant which has relevance to the Subleased Premises, Sublandlord and Subtenant each agree promptly to provide the other with a copy of such notice.
viii.
Sublandlord represents to Subtenant that (i) Sublandlord has not received any written notice of any default or breach from Master Landlord under any covenants, conditions, restrictions, rights or provisions of the Master Lease and (ii) to Sublandlord's actual knowledge without inquiry or investigation, there has been no default and no event has occurred that with notice or lapse of time or both would constitute a default under the Master Lease, and (iii) a true, complete and correct copy of the Master Lease is attached hereto as Exhibit A.
m.
Assignment and Subletting. Subtenant covenants and agrees this Sublease shall not be assigned, voluntarily or by operation of law or otherwise, or the Subleased Premises further sublet, in whole or in part, or any part thereof suffered or permitted by Subtenant to be used or occupied by others without Master Landlord’s and Sublandlord’s prior written consent (which consent of Sublandlord will not be unreasonably withheld, conditioned or delayed in accordance with the same terms and conditions in the Master Lease applicable to Master Landlord’s consent rights) and any such assignment or sublease shall be subject to all of the terms and conditions of Article 16 of the Master Lease, including, without limitation, the provisions thereof which define what activities will constitute an assignment or sublease and the standards for Master Landlord and Sublandlord to grant or withhold consent thereto. No consent to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting, and no assignment or subletting or consent thereto shall release or subordinate the primary liability of Subtenant under this Sublease in any regard whatsoever. Notwithstanding the foregoing, Subtenant shall have the right to assign this Sublease or transfer the entirety or any portion of the Subleased Premises, to a Permitted Assignee (as defined in Section 16(a) of the Master Lease) or an Affiliated Entity (as defined in Section 16(c) of the Master Lease), without obtaining Sublandlord’s consent, but subject to Subtenant obtaining any required consent of Master Landlord.
n.
Insurance. Subtenant shall obtain and maintain all insurance types and coverage for the Subleased Premises as specified in the Master Lease to be obtained and maintained by Sublandlord, in amounts not less than those specified in the Master Lease. All such policies of insurance shall be subject to and comply with the terms and provisions of the Master Lease and shall, in addition, name Sublandlord as an additional insured thereunder. Subtenant hereby agrees that the property damage insurance carried by Subtenant hereunder shall provide for the waiver by the insurance carrier of any right of subrogation against Sublandlord and Master Landlord, and Subtenant further agrees that, with respect to any damage to property, the loss of which is covered by insurance carried by Subtenant under this Sublease, Subtenant releases Sublandlord and Master Landlord from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.
o.
Indemnification.

(a) Except to the extent caused by the negligence or willful misconduct of Sublandlord, Master Landlord or any of their respective agents, employees or contractors, Subtenant will save Master Landlord and the Sublandlord harmless, and will defend and indemnify Master Landlord and Sublandlord, from and against any and all costs, expenses (including reasonable attorneys’ fees), damages, claims, liabilities, losses, fines or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from or based upon (i) any injury to person, or loss of or damage to property, sustained or occurring in or on the Subleased Premises; or (ii) any injury to person, or loss of or damage to property, sustained or occurring elsewhere in or about the Building (other than on the Subleased Premises) to the extent arising out of Subtenant’s use or occupancy of the Building or the Subleased Premises, or caused by the act or omission of any person for whose conduct Subtenant is legally responsible; or (iii) any work or other act done (other than by Master Landlord or Sublandlord or their respective contractors, agents or employees) in the Subleased Premises during the Term of this Sublease; or (iv) the omission, fault, willful act, negligence or other misconduct of Subtenant or any of Subtenant’s agents, employees, licensees, contractors, customers or invitees; or (v) the failure of Subtenant to perform and discharge any of its covenants and obligations under this Sublease.

(b) Except to the extent caused by the negligence or willful misconduct of Subtenant, Master Landlord or their respective agents, contractors or employees, Sublandlord will save Subtenant harmless, and will defend and indemnify Subtenant, from and against any and all costs, expenses (including reasonable attorneys’ fees), damages, claims, liabilities, losses, fines or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from or based upon (i) the negligence or willful misconduct of Sublandlord or any of Sublandlord’s agents, employees or contractors, or (ii) the failure of Sublandlord to perform and discharge any of its covenants and obligations under this Sublease. In addition to the foregoing, Subtenant shall not do or permit anything to be done which would cause a default under the Master Lease (exclusive of defaults under any of the redacted provisions of the Master Lease), or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Master Landlord under the Master Lease.

(c) In case any action or proceeding is brought against a party for which the other party has covenanted under this Sublease to indemnify such party, the indemnifying party will, at its sole expense, defend such action or proceeding and employ counsel reasonably satisfactory to the indemnified party. The indemnities set forth in this Section 15 shall survive the expiration or earlier termination of this Sublease.

p.
Sublandlord’s Approval of the Subtenant’s Alterations and Improvements. Subtenant shall not perform any changes, alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublandlord and Master Landlord to the extent Master Landlord’s consent is required under the terms of the Master Lease. Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed. Any Alterations approved by Sublandlord shall be subject to and performed in accordance with all of the terms and conditions of the Master Lease, including, without limitation, Article 12 of the Master Lease.
q.
Surrender; and Holding Over.
i.
At the expiration or earlier termination of this Sublease, Subtenant shall quit and surrender the Subleased Premises in vacant, broom clean condition, damage by casualty excepted. Without limitation of any of the foregoing, Subtenant shall on or before the expiration or earlier termination of this Sublease, (i) remove all of Subtenant’s personal property (provided that Subtenant shall not be required to remove its wiring and cabling); and (ii) remove all trash and broom sweep the Subleased Premises. If any personal property of Subtenant shall remain in the Subleased Premises after the termination of this Sublease, at the election of Sublandlord, (x) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property; or (y) such property may be removed and disposed of by Sublandlord at the expense of Subtenant. Subtenant’s obligation to observe or perform under this Section 17 shall survive the expiration or earlier termination of this Sublease.
ii.
If Subtenant fails to surrender the Subleased Premises in the condition required hereunder on the expiration or earlier termination of the Sublease, such holding over shall render Subtenant a tenant-at-sufferance only, and shall be subject to all of the terms and provisions of this Sublease, and Subtenant shall pay to Sublandlord the sum of (i) monthly holdover Yearly Rent equal to 150% of the Base Rent payable in the last month of the Sublease Term plus any Additional Rent as set forth in this Sublease; and (iii) any and all other costs and expenses incurred by Sublandlord in connection with such holdover as reasonably determined by Sublandlord.
r.
Default.
i.
For purposes of this Sublease, in the event Subtenant shall default in the performance of any of the terms, conditions or covenants of this Sublease, Subtenant’s cure period shall be five (5) business days with respect to monetary defaults and twenty (20) days with respect to non-monetary defaults, in either case, after notice from Sublandlord (provided that with respect to non-monetary defaults that reasonably require more than twenty (20) days to cure, Subtenant shall have such additional period of time required provided that Subtenant commences such cure within such twenty (20) day period and thereafter diligently pursues such cure to completion).
ii.
In the event that Subtenant shall default in the payment of Yearly Rent or Additional Rent hereunder, or default in the performance or observance of any of the terms,

conditions and covenants of this Sublease, which default shall not be cured within the grace periods set forth in this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Master Landlord under the Master Lease with respect to defaults by the Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were herein set forth in full, and Subtenant shall have all of the obligations of the Tenant under the Master Lease with respect to such default. Except for Subtenant’s liability under Section 17(b) of this Sublease, in no event shall either party be liable to the other for any special, punitive or consequential damages of any kind.
s.
Notice. Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and delivered or served in accordance with Article 27 of the Master Lease and addressed as follows: if to Sublandlord: 25 First Street, Second Floor, Cambridge, Massachusetts 02141, Attn: General Counsel, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attn: Katherine L. Murphy, Esquire; if to Subtenant: CarGurus, Inc. 2 Canal Park, Fourth Floor, Cambridge, Massachusetts, 02141, Attn: Director of Real Estate, with copies to CarGurus, Inc. 2 Canal Park, Fourth Floor, Cambridge, Massachusetts, 02141, Attn: General Counsel, and Dain, Torpy, Le Ray, Wiest & Garner, P.C., 745 Atlantic Avenue, Fifth Floor, Boston, Massachusetts, 02111, Attn: Eric Labbe, or to such other address and attention as any of the above shall notify the others in writing.
t.
Rules and Regulations. Subtenant shall abide by any rules and regulations from time to time established by Master Landlord under the Master Lease; provided, that, Sublandlord or Master Landlord provides written notice to Subtenant of any such rules and regulations, not attached to the Master Lease.
u.
Recording. In the event that this Sublease or a copy hereof or any notice hereof shall be recorded by Subtenant, then such recording shall constitute a default by Subtenant entitling Sublandlord to immediately terminate this Sublease, without notice or opportunity to cure such default. Without limiting the foregoing, Sublandlord acknowledges that Subtenant will be required to file this Sublease in accordance with applicable SEC regulations.
v.
Quiet Enjoyment. Sublandlord covenants that so long as there is no default of Subtenant in existence and continuing beyond the expiration of applicable notice and cure periods, Subtenant shall quietly enjoy the Subleased Premises from and against the claims of all persons claiming by, through and under Sublandlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Sublease and the Master Lease, and the lien of the mortgages, ground leases and/or underlying leases to which this Sublease and the Master Lease are subject and subordinate.
w.
No Brokers. Each party represents to the other that it has not dealt with any real estate broker, finder or other person with respect to this Sublease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt.
x.
Governing Law; Interpretation and Partial Invalidity. This Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any conflict of law principles. If any term of this Sublease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Sublease shall be valid and enforceable to the fullest extent permitted by law. The titles for the Sections of this Sublease are for convenience only and are not to be considered in construing this Sublease. This Sublease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Sublease in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
y.
Binding Agreement. This Sublease shall become effective and binding only upon the mutual execution and delivery of this Sublease by both Sublandlord and Subtenant and receipt of the Master Landlord Sublease Consent. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Master Lease and this Sublease regarding assignment and subletting. This Sublease shall not be modified or amended, except by a written document executed by both parties to this Sublease and specifically identifying the provision(s) being modified or amended.
z.
Counterparts and Authority. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Sublandlord and Subtenant each represent and warrant to the other that the person or persons executing this Sublease on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Sublease.
aa.
Master Landlord Sublease Consent. This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Master Landlord hereto in form and content reasonably acceptable to Sublandlord and Subtenant (“Master Landlord Sublease Consent”). Notwithstanding anything in this Sublease to the contrary, this Sublease shall be of no force or effect whatsoever, or be binding in any way, unless and until Master Landlord has given its Master Landlord Sublease Consent. If the Master Landlord Sublease Consent is not obtained within thirty (30) days after the Effective Date, either party may have the option to terminate this Sublease by providing written notice to the other party.

[Signatures commence on following page]

EXECUTED as an instrument under seal as of the Effective Date.

SUBLANDLORD:

HUBSPOT, INC.,

a Delaware corporation

By: /s/ John Kelleher

Name: John Kelleher

Title: General Counsel

SUBTENANT:

CARGURUS, INC.,

a Delaware corporation

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: CEO

EXHIBIT A

COPY OF MASTER LEASE

A

4827-6448-3324, v. 3

EXHIBIT B

SUBLEASED PREMISES

TWO CANAL PARK

Fourth Floor

Cambridge Street
First Street
Otis Way

CONSENT TO SUBLEASE

This CONSENT TO SUBLEASE (the “Consent”) dated this 6th day of October, 2021 (the “Effective Date”), is made by and among TWO CANAL PARK MASSACHUSETTS, LLC, a Delaware limited liability company (the “Landlord”), HUBSPOT, INC., a Delaware corporation (the “Tenant”), and CARGURUS, INC., a Delaware corporation (the “Subtenant”).

RECITALS:

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated April 21, 2015, as amended by that certain First Amendment to Lease dated August 10, 2016, Second Amendment to Lease dated March 12, 2018, Third Amendment to Lease dated December 2, 2019, Fourth Amendment to Lease dated January 6, 2020, and Fifth Amendment to Lease dated July 2, 2021 (collectively, the “Lease”), whereby Tenant leases certain premises from Landlord consisting of approximately: (i) 17,358 rentable square feet on the first (1st) floor; (ii) approximately 50,602 rentable square feet on the second (2nd) floor; (iii) approximately 48,047 rentable square feet on the third (3rd) floor; (iv) approximately 48,059 rentable square feet on the fourth (4th) floor; and (v) approximately 41,201 rentable square feet on the fifth (5th) floor for a total of approximately 205,267 rentable square feet (the “Premises”) in the building located at Two Canal Park, Cambridge, Massachusetts (the “Building”);

B. WHEREAS, pursuant to Section 16 of the Lease, Tenant shall not sublet any portion of the Premises without the prior written consent of Landlord;

C. WHEREAS, Tenant and Subtenant desire to enter into that certain Sublease dated October 6, 2021 (the “Sublease”, a copy of which is attached hereto as Exhibit “A”), pursuant to which Tenant desires to sublease a portion of the Premises consisting of approximately 48,059 rentable square feet located on the fourth (4th) floor of the Building (the “Subleased Premises”); and

D. WHEREAS, Tenant has requested Landlord’s consent to such Sublease and Landlord is willing to consent to the Sublease subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consent to Sublease. The Landlord hereby consents to the Sublease; provided however, such consent is granted by Landlord only upon the terms and conditions set forth in this Consent. Landlord shall not be bound by any of the terms, covenants, conditions, provisions of the Sublease, except to the extent otherwise expressly agreed to in this Consent.

2. Non-Release of Tenant and Further Transfers. Neither the Sublease nor this Consent shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant under the Lease. Neither the Sublease nor this Consent shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant or by Subtenant or to any assignment by Subtenant of the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any other party.

3. Sublease Term. Tenant and Subtenant hereby acknowledge that the term of the Sublease (the “Sublease Term”) shall begin on December 1, 2022 and shall expire on November 30, 2023 or upon expiration or earlier termination of the Lease (the “Sublease Expiration Date”).

4.
Sublease Profits. Pursuant to Section 16(f) of the Lease, Tenant hereby acknowledges that Tenant shall pay to Landlord, fifty percent (50%) of any Net Transfer Profit in connection with the Sublease which amount shall be paid in accordance with the terms and conditions of the Lease.

5. Subordination of Sublease to Lease. The Sublease is in all respects subordinate to the terms of the Lease. Insofar as the terms of the Sublease purport to amend or modify or are in conflict with the terms of the Lease, the terms of the Lease shall control, and such Lease terms applicable to the Subleased Premises shall apply in all respects to Subtenant, except that Subtenant’s obligation to pay rent and other charges to Tenant shall be determined by the Sublease. Landlord assumes no liability whatsoever on account of anything contained in the Sublease. Tenant and Subtenant acknowledge and agree that in the event of any conflict between the terms and conditions of the Sublease and the terms of the Lease, the terms and conditions of the Lease will control as between Tenant and Landlord.

6. Limitation of Subtenant Rights. Except as otherwise set forth herein, any rights of Subtenant under the Sublease may be enforced by Subtenant only against Tenant, and Subtenant shall have no right to enforce any of Tenant’s rights under the Lease against Landlord by virtue of the Sublease, this Consent, or otherwise.

7. Intentionally Omitted.

8. Assignment of Rents and Event of Termination of Lease. Tenant hereby assigns and transfers to Landlord, the Tenant’s interest in the Sublease and all rentals and income arising therefrom. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant shall be in default in the performance of its obligations to Landlord under the Lease, Landlord may, at its option by written notice to Tenant, elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease. In the event that the Lease shall be terminated, Landlord may, at its option by written notice to Subtenant either: (a) terminate the Sublease, or (b) elect to succeed to Tenant's interest in the Sublease and cause Subtenant to attorn to Landlord, as further set forth in Section 10 below.

9. Landlord's Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 8 above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists under the Lease in the performance of Tenant's obligations under the Lease (beyond the applicable notice and cure period set forth in the Lease), to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Subtenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

10. Landlord's Election of Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 8(b), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not: (a) be liable for any prepayment of more than one month's rent or any security deposit paid by Subtenant; (b) be liable for any previous act or omission of Tenant under the Lease or for any other defaults of Tenant under the Sublease; (c) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant; or (d) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.

11. Brokers Fee. Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease.

12. Notices. All notices, demands and requests which may or are required to be given by either party to the other pursuant to this Consent shall be in writing and shall be given by (a) personal delivery; (b) United States registered or certified mail, postage prepaid, return receipt requested; or (c) reputable overnight carrier (i.e. Federal Express or UPS). All notices, demands and requests which shall be served upon either party in the manner aforesaid shall be deemed sufficiently served or given: (i) upon personal delivery; (ii) one (1) day after being sent by reputable overnight carrier for next day delivery; or (ii) three (3) days after being mailed via registered or certified mail. Refusal to accept delivery shall constitute receipt. The parties shall be notified at the following:

If to Landlord, then to: Two Canal Park Massachusetts, LLC

c/o Intercontinental Real Estate Corporation

1270 Soldiers Field Road

Boston, MA 02135

Attention: Scott Kelly, Regional Director – Asset Management

if to Tenant, then to: HubSpot, Inc.

25 First Street – 2nd Floor

Cambridge, Massachusetts 02141

Attention: General Counsel

If to Subtenant, then to: CarGurus, Inc.

2 Canal Park – 4th Floor

Cambridge, Massachusetts, 02141

Attn: Director of Real Estate

with copies to: CarGurus, Inc.

2 Canal Park – 4th Floor

Cambridge, Massachusetts, 02141

Attn: General Counsel, and

Dain, Torpy, Le Ray, Wiest & Garner, P.C.

745 Atlantic Avenue – 5thFloor

Boston, Massachusetts, 02111

Attn: Eric Labbe

13. Review Fee and Attorneys Fees. Pursuant to Section 16(e) of the Lease, Tenant shall pay to Landlord a review fee in the amount of Landlord’s reasonable, out of pocket costs for Landlord’s review of any requests by Tenant to sublet the Premises.

14. Subtenant Waiver. The parties hereto acknowledge that Subtenant is currently in occupancy of the Subleased Premises pursuant to that certain Lease, dated October 8, 2014 (as amended to date, the “CarGurus Lease”) between Landlord and Subtenant, the term of which is scheduled to expire on November 30, 2022. In consideration of the execution of the Sublease by Tenant and the execution and delivery of this Consent by Landlord, Subtenant hereby irrevocably waives the right to extend the term of the CarGurus Lease pursuant to Section 29.16 thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the Effective Date.

LANDLORD:

TWO CANAL PARK MASSACHUSETTS, LLC,

a Delaware limited liability company

By: Bay State REIT, LLC

a Delaware limited liability company, its Manager

By: U.S. Real Estate Investment Fund REIT, Inc.

a Delaware corporation, its Manager

By: /s/ Thomas Taranto

Name: Thomas Taranto

Title: Vice President

TENANT:

HUBSPOT, INC. a Delaware corporation

By: /s/ John Kelleher Name: John Kelleher Title: General Counsel

SUBTENANT:

CARGURUS, INC.

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: CEO

EXHIBIT “A” TO CONSENT TO SUBLEASE

The Sublease